Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-271638) of BayCom Corp of our report dated March 30, 2023, relating to the consolidated financial statements of BayCom Corp and subsidiary, appearing in the Annual Report on Form 10-K of BayCom Corp for the year ended December 31, 2022, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Sacramento, California

June 9, 2023